UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2015

STG GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36149	46-3134302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11091 Sunset Hills Road, Suite 200
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(703) 691-2480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Former Independent Registered Public Accounting Firm

KPMG LLP previously served as the principal accountants of Global Defense & National Securities Systems, Inc. (“GDEF” or the “Company”), a special purpose acquisition company (“SPAC”) focused on the U.S. defense and national security sector, announced the successful completion on November 23, 2015 (the “Closing Date”) of the previously announced business combination (the “Business Combination”) with STG Group, Inc., a provider of cyber, software and intelligence solutions to the U.S. government. At the closing of the Business Combination, GDEF changed its name to “STG Group, Inc.” The Business Combination was consummated pursuant to the stock purchase agreement (the “Business Combination Agreement”), dated as of June 8, 2015, by and among GDEF, STG Group, Inc., the stockholders of STG Group, Inc., Global Defense & National Security Holdings LLC (the “Sponsor) and Simon S. Lee, as Stockholders’ Representative.

On November 28, 2015, in connection with the Company’s transition from being a SPAC, the Company dismissed KPMG LLP and appointed another independent registered public accounting firm, effective immediately. The Audit Committee of the Board of Directors approved the change in the auditors.

The report of KPMG LLP on the Company’s financial statements for the fiscal year ended December 31, 2014 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

“As discussed in Note 2 to the financial statements, the Company has adopted Financial Accounting Standards Board Accounting Standards Update No. 2014-10 for the year ended December 31, 2014, which resulted in the Company revising its financial statement presentation by removing references to being a development stage company and eliminating incremental financial reporting requirements to present inception-to-date financial information in the statements of operations, stockholders’ equity and cash flows.”

“As discussed in Note 1 to the financial statements, the Company will cease all operations, except for the purpose of winding up, redeem all public shares outstanding and dissolve and liquidate in the event that the Company does not consummate an initial business combination by July 24, 2015. This condition raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the fiscal year ended December 31, 2014, and in the subsequent interim periods through November 28, 2015, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in their opinion.

During the fiscal year ended December 31, 2014, and in the subsequent interim periods through November 28, 2015, there were no “reportable events” as that term is defined in Item 304(a)(i)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”).

The Company provided KPMG LLP with a copy of the foregoing disclosures and requested KPMG LLP to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of the letter furnished pursuant to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

As previously reported on a Current Report on Form 8-K filed on July 7, 2014 (the “July 2014 Form 8-K”), on June 30, 2014, KPMG LLP acquired certain assets of ROTHSTEIN-KASS, P.A. (d/b/a Rothstein Kass & Company, P.C.) and certain of its affiliates, which at that time was serving as the independent registered public accounting firm for the Company. As subsequently reported on a Current Report on Form 8-K filed on August 12, 2014 (the “August 2014 Form 8-K”), KPMG LLP was retained as the Company’s independent registered public accounting firm. Item 4.01 from the July 2014 Form 8-K and from the August 2014 Form 8-K is incorporated herein by reference.

(b) New Independent Registered Public Accounting Firm

On November 28, 2015, the Company appointed BDO USA LLP (“BDO”) as the Company’s new independent registered public accounting firm, effective immediately. During the fiscal year ended December 31, 2014, and during all subsequent interim periods through November 28, 2015, the Company did not consult BDO regarding the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from KPMG LLP to the Securities and Exchange Commission regarding a change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STG GROUP, INC.

By:	/s/ Charles L. Cosgrove
Name:	Charles L. Cosgrove
Title:	Chief Financial Officer

Date: December 2, 2015

EXHIBIT INDEX

16.1*	Letter from KPMG LLP to the Securities and Exchange Commission regarding a change in certifying accountant.

* Filed herewith.